Execution Copy

FIRST LOOK SPV LLC

as Purchaser,

and

FIRST LOOK STUDIOS, INC.,

as Sales and Servicing Agent

SALES AGENCY AND SERVICING AGREEMENT

Dated as of June 14, 2006

ARTICLE I
DEFINITIONS

1.1. 1.2.	Definitions Other Definitional Provisions	1 3

ARTICLE II
ADMINISTRATION AND SERVICING

2.1. 2.2. 2.3. 2.4. 2.5. 2.6. 2.7.	Appointment of Sales and Servicing Agent
Servicing Procedures
Collection Procedures
Servicing and Administration of Media Rights Agreements
Sales Agent
Sales and Servicing Agent Appointed Attorney-in-Fact, etc.
Compensation	4 4 5 6 7 8 9

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SALES AND SERVICING AGENT

3.1. 3.2. 3.3. 3.4. 3.5. 3.6. 3.7. 3.8. 3.9. 3.10.	Organization and Good Standing
Due Qualification
Power and Authority
Binding Obligation
No Violation
No Proceedings
Approvals
Financial Condition
No Sales and Servicing Agent Default
Location of Records	9 9 9 10 10 10 10 10 11 11

ARTICLE IV
REPORTING REQUIREMENTS OF THE SALES AND SERVICING AGENT

4.1.	Delivery of Daily Reports	9

ARTICLE V
COVENANTS OF THE SALES AND SERVICING AGENT AND THE PURCHASER

5.1. 5.2. 5.3. 5.4. 5.5. 5.6.	Delivery of Financial Statements
Extension, Amendment and Adjustment of Material Agreements; Amendment of and
Compliance with Collection Practices
Protection of Lenders' Rights and Collectibility of Gross Receipts
Location of Records
Visitation Rights
Notices	11 11 12 12 13 13

ARTICLE VI
OTHER MATTERS RELATING TO THE SALES AND SERVICING AGENT

6.1. 6.2. 6.3. 6.4.	Merger, Consolidation, etc. Indemnification Sales and Servicing Agent Not to Resign Access to Certain Documentation and Information Regarding the Receivables	14 14 14 15

ARTICLE VII
SALES AND SERVICING AGENT DEFAULTS

7.1. 7.2. 7.3. 7.4.	Sales and Servicing Agent Defaults Appointment of Successor Waiver of Past Defaults Continuing Right and Obligation	15 16 17 18

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1. 8.2. 8.3. 8.4. 8.5. 8.6. 8.7. 8.8. 8.9. 8.10.	Amendment Notices Limitations on Rights of Others Governing Law Entire Agreement Waiver of Jury Trial Severability Separate Counterparts Headings JURISDICTION; CONSENT TO SERVICE OF PROCESS	18 18 18 18 18 18 19 19 19 19

            SALES AGENCY AND SERVICING AGREEMENT (this "Agreement"), dated as of June 14, 2006, among FIRST LOOK SPV LLC, a Delaware limited liability company (the "Purchaser"), and FIRST LOOK STUDIOS, INC., a Delaware corporation ("First Look Studios"), as sales and servicing agent for the Purchaser hereunder (in such capacity, the "Sales and Servicing Agent").

W I T N E S S E T H:

            WHEREAS, the Purchaser and the Seller (as defined in the Sale and Contribution Agreement referred to below) have entered into a Sale and Contribution Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Sale and Contribution Agreement");

           WHEREAS, pursuant to the Sale and Contribution Agreement, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, from time to time during the Transfer Period all of the Seller’s right, title and interest in, to and under certain Media Assets;

           WHEREAS, the Purchaser desires that the Sales and Servicing Agent perform certain sales and servicing functions as the agent of the Purchaser with respect to Media Assets that the Purchaser has purchased from the Seller; and

           WHEREAS, the Sales and Servicing Agent desires to perform such sales and servicing functions as the agent of the Purchaser with respect to such Media Assets.

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

           1.1.      Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Sale and Contribution Agreement or in that certain Credit and Security Agreement dated as of the date hereof (the "Credit Agreement") among the Purchaser, the Lenders party from time to time party thereto, the Collateral Agent and the Administrative Agent. As used in this Agreement, the following terms shall have the following meanings:

"Change in Control" shall mean PFLM LLC shall cease to own 25% of the Total Voting Stock of the Sales and Servicing Agent. For purposes of this definition, PFLM LLC will be deemed to own any Voting Stock that it would own by virtue of its exercise of all options and warrants, and exercise of all conversion rights, to the extent that such options, warrants, or conversion rights: (a) are vested, (b) are immediately exercisable, and (c) have an exercise or conversion price that is not above the trading price of the Voting Stock on the date in question.

"Change in Management" shall mean that Henry Winterstern nor a replacement acceptable to the Purchaser remains the "Chief Executive Officer" of the Sales and Servicing Agent and the Sales and Servicing Agent has not retained a replacement therefor acceptable to the Purchaser on terms acceptable to the Purchaser (such consent not to be unreasonably withheld), within 120 days of the date of such event.

"Current Ratio" shall mean, of any Person, as of any date of determination, an amount equal to (i) total assets of such Person that are expected to be converted into cash within one (1) year of such date of determination divided by (ii) total liabilities of such Person expected to be paid within one (1) year of such date of determination.

"Sales and Servicing Agent Default" shall mean the occurrence of any of the following:

(a) (i) the Sales and Servicing Agent shall fail to make any payment or deposit of Gross Receipts to be made by it under this Agreement when due and such failure shall continue for two Business Days after written notice of such failure has been delivered to the Sales and Servicing Agent by the Collateral Agent or the Administrative Agent or after discovery of such failure by an Authorized Officer of the Sales and Servicing Agent, or (ii) the Sales and Servicing Agent shall fail to make any other payment or deposit to be made by it under this Agreement when due and such failure shall continue for fifteen days after written notice of such failure has been delivered to the Sales and Servicing Agent by the Collateral Agent or the Administrative Agent or after discovery of such failure by an Authorized Officer of the Sales and Servicing Agent; or

(b) the Sales and Servicing Agent shall fail in any material respect to perform or observe any term, covenant or agreement under this Agreement and such failure shall continue for 15 days after written notice of such failure has been delivered to the Sales and Servicing Agent by the Collateral Agent or the Administrative Agent or after discovery of such failure by an Authorized Officer of the Sales and Servicing Agent; or

(c) any representation or warranty made or deemed to be made by the Sales and Servicing Agent (or any of its Authorized Officers) under or in connection with this Agreement, any Monthly Report or other information, report or certification delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed made; or

(d) (i) a Bankruptcy shall occur with respect to the Sales and Servicing Agent or (ii) the Sales and Servicing Agent shall take any corporate action to authorize or permit the occurrence of a Bankruptcy; or

(e) (i) the Sales and Servicing Agent shall fail to pay any principal of or premium or interest on any Indebtedness, if the aggregate principal amount of such Indebtedness is $100,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) any other default under any agreement or instrument relating to any such Indebtedness of the Sales and Servicing Agent or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if such default would have a material adverse effect on the ability of the Sales and Servicing Agent to perform its obligations as Sales and Servicing Agent under the Fundamental Documents; provided, that such default shall not constitute a Sales and Servicing Agent Default hereunder if such default is permanently waived in accordance with the terms of the agreement or instrument evidencing such Indebtedness; or (iii) the Sales and Servicing Agent shall default in the observance or performance of any other agreement or condition relating to any such Indebtedness, or any other event shall occur, the effect of which default or other event results in such Indebtedness becoming due prior to its stated maturity;

(f) any judgment or order for the payment of money in excess of $250,000 (or the equivalent thereof in any foreign currency) shall be rendered against the Sales and Servicing Agent or any of its subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) a Change in Control shall occur with respect to the Sales and Servicing Agent; or

(h) a Change in Management shall occur with respect to the Sales and Servicing Agent; or

(i) the Current Ratio of the Sales and Servicing Agent shall be less than 1.25.

"Total Voting Stock" means the aggregate Voting Stock of any Person. For purposes of this definition "Total Voting Stock" shall include all outstanding options and warrants, and all outstanding conversion rights, to the extent that such options, warrants, or conversion rights: (a) are vested, (b) are immediately exercisable, and (c) have an exercise or conversion price that is not above the trading price of the Voting Stock on the date in question.

"Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

           1.2.      Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

ADMINISTRATION AND SERVICING

           2.1.      Appointment of Sales and Servicing Agent. The Purchaser hereby appoints First Look Studios, and First Look Studios hereby agrees, to act as the Sales and Servicing Agent. The Purchaser hereby agrees that the Sales and Servicing Agent, in its capacity as agent for the Purchaser, will (a) have responsibility for the management of the servicing and collection of Gross Receipts of Transferred Media Assets (the services described in Sections 2.2 and 2.3 below are referred to herein as the "Basic Services"), (b) perform the Management Services (as defined below), (c) perform the Sales Agent Services (as defined below), and (d) have the authority to take any other actions on behalf of the Purchaser which by the terms of this Agreement have been delegated to the Sales and Servicing Agent and any further action incidental thereto. Prior to the occurrence (if any) of a complete Service Transfer (as defined below), on each Payment Date the Sales and Servicing Agent shall receive the Sales and Servicing Agent Fee (as defined below) for performing its functions as Sales and Servicing Agent hereunder.

           2.2.      Servicing Procedures.

(a) The Sales and Servicing Agent shall manage the servicing and collection of all Gross Receipts of Transferred Media Assets in accordance with its customary practices (which shall be consistent in all material respects with industry practices) and subject to the terms and provisions of this Agreement and the other Fundamental Documents. The Sales and Servicing Agent shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and collection which it may deem necessary or desirable, but at all times subject to the terms of this Agreement and the other Fundamental Documents. Without limiting the generality of the foregoing, and subject to Section 7.1 and the provisions of the Credit Agreement, the Sales and Servicing Agent or its designee is hereby authorized and empowered to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Gross Receipts of Transferred Media Assets.

(b) The Sales and Servicing Agent will, at its cost and expense and as agent for the Purchaser, use its commercially reasonable efforts to collect, consistent with its past practices and in good faith, as and when the same become due, all amounts owed in respect of the Gross Receipts of Transferred Media Assets. The Sales and Servicing Agent will not make any material changes that deviate from its customary practices in its administrative, servicing and collection systems relating to Gross Receipts of Transferred Media Assets except as expressly permitted or required by the terms of any Fundamental Document. In the event of any delinquency or any default under any amount due in respect of the Gross Receipts of Transferred Media Assets, the Sales and Servicing Agent shall have the power and authority, on behalf of the Purchaser, to the extent permitted under and in compliance with applicable requirements of law, to take such action in respect of such amount due as the Sales and Servicing Agent may deem advisable. In the enforcement or collection of any such amount, the Sales and Servicing Agent shall be entitled to sue thereon (i) in its own name or (ii) if, but only if, the Purchaser consents in writing (which consent shall not be unreasonably withheld), as agent for the Purchaser. In no event shall the Sales and Servicing Agent be entitled to take any action that would make the Purchaser a party to any litigation without the express prior written consent of the Purchaser; provided that the Seller shall be entitled to take any action in the name of and on behalf of the Purchaser in connection with any claim to protect the rights of the Seller and the Purchaser in any intellectual property in which both the Purchaser and the Seller have rights.

(c) The Sales and Servicing Agent shall not be obligated to use procedures, offices, employees or accounts for performing its servicing duties hereunder that are separate from the procedures, offices, employees and accounts used by the Sales and Servicing Agent in connection with its servicing of other matters.

(d) The Sales and Servicing Agent shall comply with and perform its servicing obligations with respect to the amounts owed in respect of Gross Receipts of Transferred Media Assets in accordance with the Acquired Film Agreements, Distribution Agreements or Co-Financing Agreements (collectively, the "Media Rights Agreements"), as applicable, relating to the amounts owed in respect of such Gross Receipts, except insofar as any failure to so comply or perform would not materially negatively affect the collectibility of, or materially decrease the amount of, such Gross Receipts.

           2.3.      Collection Procedures.

(a) On or prior to the Closing Date, the Purchaser shall have established the Obligor Deposit Account, in the name of the Borrower and the Collection Account, in the name of the Collateral Agent. On or prior to the Closing Date, the Sales and Servicing Agent shall have instructed all Persons obligated to make payments of Gross Receipts of Transferred Media Assets to make all such payments to the Obligor Deposit Account, and such instructions thereafter shall continue to be in full force and effect. The Sales and Servicing Agent is hereby authorized to collect payments in accordance with the foregoing sentences. In the event that any payments in respect of Gross Receipts of Transferred Media Assets are made directly to the Sales and Servicing Agent (including, without limitation, any employees thereof or independent contractors employed thereby), the Sales and Servicing Agent shall, as soon as possible after receipt thereof but in any case within two Business Days of receipt thereof, deposit such amounts in the Obligor Deposit Account (including by depositing instruments evidencing any such amounts into such Obligor Deposit Account) and, prior to forwarding such amounts, the Sales and Servicing Agent shall hold such payments in trust as custodian for the Purchaser (and its assignees). In the event that any amounts deposited into the Obligor Deposit Account or Collection Account are not in respect of Gross Receipts relating to Transferred Media Assets, the Sales and Servicing Agent shall, as soon as possible after receipt thereof, identify such payments and instruct the Collateral Agent as to the proper recipient of such amounts.

(b) The Purchaser hereby authorizes the Sales and Servicing Agent to, and the Sales and Servicing Agent hereby agrees that it shall, through the Collateral Agent ensure that each of the Collection Account and Obligor Deposit Accounts shall be free and clear of, and defend such account against, any writ, order, stay, judgment, warrant of attachment or execution or similar process.

(c) In performing the Basic Services described in Sections 2.2 and 2.3, the Sales and Servicing Agent shall administer all Gross Receipts of Transferred Media Assets in a manner not materially different, in the reasonable good faith business judgment of the Sales and Servicing Agent, from the manner in which it would have administered such Gross Receipts had such Gross Receipts belonged to the Sales and Servicing Agent. The Sales and Servicing Agent shall not perform any Basic Services in a manner that would, in the reasonable good faith business judgment of the Sales and Servicing Agent, further the interests of one or more divisions of First Look Studios or any of its Affiliates (other than the Purchaser) to the material detriment of the interests of the Purchaser. The Sales and Servicing Agent shall not, in the performance of any Basic Services, enter into any agreement or arrangement on behalf of the Purchaser with an Affiliate of the Sales and Servicing Agent on terms that are less favorable to the Purchaser than those that could be obtained at the time of such performance in arm’s-length dealings with a Person that is not an Affiliate of the Sales and Servicing Agent.

           2.4.      Servicing and Administration of Media Rights Agreements.

(a) In its capacity as agent for the Purchaser, subject to the terms of this Agreement, the Sales and Servicing Agent will have responsibility for the management of the administration of all Media Rights Agreements in respect of all Transferred Media Assets and will have the authority to make any management decisions relating to such Media Rights Agreements.

(b) Subject to the terms of this Agreement, the Sales and Servicing Agent will render all services ("Management Services") customarily rendered by agents or for its own account in connection with the management of the administration of agreements similar to the Media Rights Agreements. Such Management Services shall include, without limitation, (i) administering all Media Rights Agreements in respect of any Transferred Media Assets, (ii) enforcing and maintaining rights in respect of such Media Rights Agreements, (iii) negotiating and entering into amendments, waivers and other supplements to such Media Rights Agreements and (iv) unless directed not to so perform pursuant to Section 7.1, performing on behalf of the Purchaser the Purchaser’s obligations under all such Media Rights Agreements.

(c) In performing the Management Services, the Sales and Servicing Agent shall:

(i) use all commercially reasonable efforts, consistent with its customary procedures, to enforce, and maintain rights in respect of, the Transferred Media Assets; and

(ii) administer all Media Rights Agreements in respect of Transferred Media Assets in a manner not materially different, in the reasonable good faith business judgment of the Sales and Servicing Agent, from the manner in which it would have administered such Media Rights Agreements had the Transferred Media Assets affected by such Media Rights Agreements been owned by the Sales and Servicing Agent.

(d) Notwithstanding anything to the contrary contained herein, the Sales and Servicing Agent shall not amend any Material Agreement in respect of any Transferred Media Assets except in compliance with the provisions of Section 5.3(a).

(e) The Sales and Servicing Agent shall not perform any Management Services in a manner that would, in the reasonable good faith business judgment of the Sales and Servicing Agent, further the interests of one or more divisions of First Look Studios or any of its Affiliates (other than the Purchaser) to the material detriment of the interests of the Purchaser. The Sales and Servicing Agent shall not, in the performance of any Management Services, enter into any agreement or arrangement on behalf of the Purchaser with an Affiliate of the Sales and Servicing Agent on terms that are less favorable to the Purchaser than those that could be obtained at the time of such performance in arm’s-length dealings with a Person that is not an Affiliate of the Sales and Servicing Agent.

           2.5.      Sales Agent.

(a) In its capacity as agent for the Purchaser, the Sales and Servicing Agent will act as the exclusive sales agent in connection with the distribution, exhibition and exploitation of the Transferred Media Assets.

(b) Subject to the terms of this Agreement, the Sales and Servicing Agent will render all services ("Sales Agent Services") customarily rendered by sales agents in connection with the distribution, exhibition and exploitation of Media Assets with respect to the portion of the Distribution Rights for the Transferred Media Assets that from time to time are not subject to Media Rights Agreements (such Distribution Rights, "Unlicensed Rights"). Such Sales Agent Services shall include, without limitation, to the extent reasonably necessary to exploit the Unlicensed Rights (i) representing the Purchaser at film markets in connection with the Transferred Media Assets, (ii) serving as advisor to the Purchaser in connection with the solicitation and negotiation of licensing agreements, (iii) preparing all documentation relating to the distribution, exhibition and exploitation of the Transferred Media Assets (whether in the form of Media Rights Agreements, license agreements, picture agreements, deal memoranda or other written agreements (such agreements, collectively, "New Distribution Agreements")), (iv) coordinating the delivery of all customary delivery materials in connection with the Transferred Media Assets, (v) registering all Transferred Media Assets with the appropriate governmental instrumentalities, industry associations and collection societies in connection with the exploitation of such Transferred Media Assets and (vi) otherwise rendering all services in connection with the distribution, exhibition and exploitation of the Transferred Media Assets.

(c) The Sales and Servicing Agent covenants and agrees to use its commercially reasonable efforts in good faith to enter into New Distribution Agreements on behalf of the Purchaser to distribute, exhibit and exploit the Unlicensed Rights with respect to the Transferred Media Assets. The Sales and Servicing Agent shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its distribution, exhibition and exploitation of any Unlicensed Rights with respect to the Transferred Media Assets.

(d) As the Purchaser’s agent in performing the Sales Agent Services, the Sales and Servicing Agent is hereby authorized to enter into New Distribution Agreements on behalf of (or assigned to and assumed by) the Purchaser. During the term of this Agreement, the Sales and Servicing Agent may enter into New Distribution Agreements that by their terms (including as a result of such agreements covering Media Assets owned by the Sales and Servicing Agent and its Subsidiaries) govern the distribution, exhibition and/or exploitation of both Transferred Media Assets and Media Assets that do not, and will not, constitute Transferred Media Assets. New Distribution Agreements entered into by the Sales and Servicing Agent on behalf of the Purchaser may include, but shall not be limited to, New Distribution Agreements that are in replacement of Media Rights Agreements that have terminated.

(e) In performing the Sales Agent Services, the Sales and Servicing Agent shall enter into agreements in connection with the distribution, exhibition and exploitation of the Transferred Media Assets and otherwise perform any services with respect thereto in a manner not materially different, in the reasonable good faith business judgment of the Sales and Servicing Agent, from the manner in which it would have entered into agreements in connection with the distribution, exhibition and exploitation of the Transferred Media Assets and otherwise performed any services with respect thereto had the Transferred Media Assets been owned by the Sales and Servicing Agent. The Sales and Servicing Agent shall not perform any Sales Agent Services in a manner that would, in the reasonable good faith business judgment of the Sales and Servicing Agent, further the interests of one or more divisions of First Look Studios or any of its Affiliates (other than the Purchaser) to the material detriment of the interests of the Purchaser. The Sales and Servicing Agent shall not enter into any transaction for the distribution, exhibition or exploitation of, or collection of Gross Receipts in respect of, any Transferred Media Assets on behalf of the Purchaser with an Affiliate of the Sales and Servicing Agent on terms that are less favorable to the Purchaser than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person that is not an Affiliate of the Sales and Servicing Agent.

           2.6.      Sales and Servicing Agent Appointed Attorney-in-Fact, etc.

(a) The Purchaser hereby irrevocably appoints the Sales and Servicing Agent as its true and lawful attorney-in-fact, with full authority in the place and stead of the Purchaser and in the name of the Purchaser, or otherwise, for the purpose of carrying out the Basic Services, the Management Services and the Sales Agent Services, to take any and all appropriate action and to execute any and all documents and instruments (including New Distribution Agreements or amendments, supplements or waivers to Media Rights Agreements) which may be necessary or desirable in connection therewith. The Sales and Servicing Agent shall be, and hereby is, authorized and empowered to (a) execute and deliver, on behalf of itself and/or the Purchaser, any and all instruments, documents or notices and (b) on behalf of itself and/or the Purchaser, make any filing with, and to participate in proceedings of any kind with, any governmental instrumentalities or industry associations, such as the MPAA, in each case with respect to any Transferred Media Assets. The Purchaser shall, upon the written request of the Sales and Servicing Agent, furnish the Sales and Servicing Agent with any documents reasonably necessary or appropriate to enable the Sales and Servicing Agent to exploit the Transferred Media Assets pursuant to this Agreement.

(b) Notwithstanding anything to the contrary herein, the Sales and Servicing Agent may execute any of its duties or obligations under this Agreement by or through agents or attorneys-in-fact, each of whom shall be entitled to the rights and benefits conferred upon the Sales and Servicing Agent pursuant to Section 2.6(a) of this Agreement; provided that the Sales and Servicing Agent shall remain liable for the performance of any such duties or obligations; provided further that any written agreement between the Sales and Servicing Agent and any agent or attorney-in-fact of the Sales and Servicing Agent relating to the duties and obligations to be performed by such agent or attorney-in-fact under this Agreement shall not provide that the Purchaser shall have any obligations or liabilities with respect to the performance of such duties and obligations by such agent or attorney-in-fact after the completion of a Service Transfer (to the extent the duties and obligations of such agent or attorney-in-fact relate to the Terminated Services).

           2.7.       Compensation. As compensation for the performance of its duties hereunder, the Sales and Servicing Agent shall be entitled to receive on each Payment Date for the preceding Interest Period a sales and servicing fee (the "Sales and Servicing Agent Fee"). The Sales and Servicing Agent Fee shall be an amount equal to the product of (i) 15% times (ii) the aggregate amount of the Gross Receipts of Transferred Media Assets reported for the Interest Period immediately preceding such Payment Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SALES AND SERVICING AGENT

           As of (a) the Closing Date and (b) each date on which a Loan is made, the Sales and Servicing Agent hereby makes the following representations and warranties to the Purchaser:

           3.1.      Organization and Good Standing. The Sales and Servicing Agent is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Transferred Media Assets and perform its other duties and obligations hereunder.

           3.2.      Due Qualification. The Sales and Servicing Agent is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transferred Media Assets and the performance its other duties and obligations hereunder) shall require such qualifications, licenses or approvals, except where the failure so to qualify, be in good standing or obtain such license or approval would not result in a Material Adverse Effect.

           3.3.      Power and Authority. The Sales and Servicing Agent has the power and authority to execute and deliver this Agreement and to perform and observe its terms; the Sales and Servicing Agent has the power and authority to service the property to be serviced by it hereunder, and the Sales and Servicing Agent has duly authorized such servicing on behalf of the Purchaser by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Sales and Servicing Agent by all necessary action.

           3.4.      Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Sales and Servicing Agent enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

           3.5.      No Violation. The execution, delivery and performance by the Sales and Servicing Agent of this Agreement and the fulfillment of the terms hereof (a) do not in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any provision of, or require the consent of any third party that has not been obtained under (i) the By-laws of the Sales and Servicing Agent, (ii) any indenture, credit agreement or other material financing agreement to which the Sales and Servicing Agent is a party or by which it shall be bound, or (iii) any other material agreement or other material instrument to which the Sales and Servicing Agent is a party or by which it shall be bound, (b) will not result in the creation or imposition of any Lien (other than any Lien created under the Fundamental Documents) upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument and (c) will not violate any law or statute or any order, rule or regulation applicable to the Sales and Servicing Agent of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sales and Servicing Agent or its properties (other than any law, statute, order, rule or regulation, the violation of which would not result in a Material Adverse Effect).

           3.6.      No Proceedings. There are no proceedings or investigations pending or, to the Sales and Servicing Agent’s knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sales and Servicing Agent or its properties: (i) asserting the invalidity of this Agreement or any of the other Fundamental Documents to which the Sales and Servicing Agent is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Fundamental Documents to which the Sales and Servicing Agent is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Sales and Servicing Agent of its obligations under, or the validity or enforceability of, this Agreement or any of the other Fundamental Documents to which the Sales and Servicing Agent is a party.

           3.7.      Approvals. No approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality by the Sales and Servicing Agent is required in connection with the execution and delivery by the Sales and Servicing Agent of this Agreement, the performance by the Sales and Servicing Agent of the transactions contemplated hereby or the fulfillment by the Sales and Servicing Agent of the terms hereof, except those that have been obtained or made.

           3.8.      Financial Condition. As of the date hereof, the consolidated balance sheet of the Sales and Servicing Agent and its consolidated Subsidiaries as of December 31, 2005, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by a nationally recognized independent accounting firm, copies of which have heretofore been furnished to the Purchaser, present fairly the consolidated financial condition of the Sales and Servicing Agent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Since December 31, 2005, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect on the ability of the Sales and Servicing Agent to perform any of its obligations hereunder.

           3.9.      No Sales and Servicing Agent Default. No Sales and Servicing Agent Default has occurred and is continuing.

           3.10.      Location of Records. The offices at which the Sales and Servicing Agent keeps its records concerning the Transferred Media Assets are located at 8000 Sunset Blvd., Suite B310, East Penthouse, Los Angeles, CA 90046.

ARTICLE IV

REPORTING REQUIREMENTS OF THE SALES AND SERVICING AGENT

           4.1.      Reports and Reporting Requirements. The Sales and Servicing Agent hereby covenants and agrees that it shall deliver to the Purchaser, the Collateral Agent, the Administrative Agent and each of the Lenders each of the reports and other reporting requirements set forth in Section 6.1 of the Credit Agreement.

ARTICLE V

COVENANTS OF THE SALES AND SERVICING AGENT AND THE PURCHASER

           5.1.      Delivery of Financial Statements. The Sales and Servicing Agent shall provide to the Purchaser, the Administrative Agent and each of the Lenders (a) within one hundred twenty (120) days after the end of each fiscal year of the Sales and Servicing Agent commencing with the fiscal year ending December 31, 2006, the audited consolidated balance sheet of the Sales and Servicing Agent as at the end of, and the related consolidated statements of income, stockholders’ equity and cash flows for, such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of BDO Seidman or such other independent public accountants as shall be retained by the Sales and Servicing Agent and be reasonably satisfactory to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements, together with a certificate signed by an Authorized Officer of the Sales and Servicing Agent, to the effect that such financial statements fairly present in all material respects the financial position of the Borrower as at the dates indicated and the results of their operations for the periods indicated in conformity with GAAP; in addition, in the event that the Borrower obtains audited financials with respect to any earlier time period, the Sales and Servicing Agent shall promptly provide a copy to the Administrative Agent together with the related auditor’s report and opinion and (b) not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Sales and Servicing Agent, the unaudited consolidated balance sheet of the Sales and Servicing Agent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Sales and Servicing Agent and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an Authorized Officer of the Sales and Servicing Agent as being fairly stated in all material respects (subject to normal year-end audit adjustments).

           5.2.      Extension Amendment and Adjustment of Material Agreements; Amendment of and Compliance with Collection Practices.

(a) Without the prior written consent of the Purchaser and the Required Lenders, the Sales and Servicing Agent shall not amend, supplement or otherwise modify any Material Agreement relating to the Transferred Media Assets (i) in a manner materially different, in the good faith business judgment of the Sales and Servicing Agent, from the manner in which it would have amended, supplemented or otherwise modified such Material Agreement had the Transferred Media Assets affected by such Material Agreement been owned by the Sales and Servicing Agent, (ii) in a manner that would cause a breach of Section 6.12 of the Credit Agreement or (iii) in a manner that would, in the reasonable good faith business judgment of the Sales and Servicing Agent, (A) further the interests of one or more divisions of First Look Studios to the material detriment of the interests of the Purchaser or (B) materially negatively affect the collectibility of, or materially decrease the amount of, Gross Receipts under such Material Agreement relating to the Transferred Media Assets.

(b) Without the prior written consent of the Required Lenders, the Sales and Servicing Agent shall not make or permit to be made any change or modification to its historical practices with respect to the servicing and collection of Gross Receipts of Media Assets (such practices, the "Collection Practices") in any material respect, except (i) if such changes or modifications are required under applicable law or (ii) if such changes or modifications would not reasonably be expected to materially negatively affect the collectibility of, or materially decrease the amount of, Gross Receipts of Transferred Media Assets. If the Collection Practices are set forth in writing, such Collection Practices shall be furnished to the Required Lenders and the Sales and Servicing Agent shall promptly notify the Required Lenders of any changes or modifications thereto.

(c) The Sales and Servicing Agent shall perform its obligations hereunder in accordance with and comply in all material respects with the Collection Practices.

           5.3.      Protection of Lenders’ Rights and Collectibility of Gross Receipts. The Sales and Servicing Agent hereby agrees that it shall take no action, nor omit to take any action, which could reasonably be expected to (a) materially adversely impair the rights, remedies or interests of the Lenders under the Fundamental Documents in respect of the Transferred Media Assets or (b) materially impair the collectibility of the Gross Receipts of Transferred Media Assets.

           5.4.      Location of Records. The Sales and Servicing Agent hereby covenants and agrees that it shall (a) not move the location of any of the offices where it keeps its records with respect to the Media Rights Agreements without giving 30 days’ prior written notice to the Purchaser, the Collateral Agent, the Administrative Agent and each of the Lenders and (b) promptly take all actions reasonably required (including but not limited to all filings and other acts necessary or reasonably requested by the Collateral Agent as being advisable under the UCC) in order to continue the valid, perfected and enforceable interest of the Collateral Agent in all Transferred Media Assets now owned or hereafter created.

           5.5.      Visitation Rights.

(a) The Sales and Servicing Agent shall, at any reasonable time during normal business hours and from time to time at the expense of the Sales and Servicing Agent upon reasonable notice and subject to the provisions of reasonable confidentiality agreements entered into between the Sales and Servicing Agent and each relevant party, permit (i) the Purchaser and/or the Collateral Agent, or any of their respective agents or representatives, to examine and make copies of (which copies shall be subject to watermarking or other form of identification procedure reasonably required by the Sales and Servicing Agent) and abstracts from the records, books of account and documents (including computer tapes and disks) of the Sales and Servicing Agent relating to the Transferred Media Assets, (ii) the Purchaser and/or the Collateral Agent, or any of their respective agents or representatives, to visit the properties of the Sales and Servicing Agent for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of the Sales and Servicing Agent relating to the Transferred Media Assets or the Sales and Servicing Agent’s performance hereunder with any of its officers or directors and with its independent auditor (subject to any requirements of confidentiality and/or non-disclosure imposed by law or contract, including such requirements under any Media Rights Agreement) and (iii) the Collateral Agent, or any of its respective agents or representatives, to conduct periodic audits of the Ultimate Amount forecasting and other financial procedures of the Sales and Servicing Agent with respect to the Transferred Media Assets.

(b) The Sales and Servicing Agent shall provide each of the Collateral Agent, the Administrative Agent, the Lenders and the Purchaser with such other information as such Person may reasonably request in connection with the fulfillment of such Person’s obligations under any Fundamental Document.

           5.6.      Notices. The Sales and Servicing Agent shall give written notice to the Purchaser, each of the Lenders, the Collateral Agent and the Administrative Agent, promptly upon becoming aware of the occurrence of any Purchase Termination Event, Sales and Servicing Agent Default (without giving effect to the Material Adverse Effect qualifier contained in the definition thereof), Event of Default or Default or other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

           5.7.      Financial Statements. The Sales and Servicing Agent shall deliver audited financial statements of the Sales and Servicing Agent for the calendar year ending on December 31, 2005, to the Purchaser within one (1) month of the Closing Date.

ARTICLE VI

OTHER MATTERS RELATING TO THE SALES AND SERVICING AGENT

           6.1.      Merger, Consolidation, etc. The Sales and Servicing Agent shall not consolidate with any other Person or accept a merger of any other Person into the Sales and Servicing Agent or merge into any other Person, or sell its properties and assets as, or substantially as, an entirety, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld; provided, that nothing contained in this Agreement shall be deemed to prevent a merger into the Sales and Servicing Agent of another Person, so long as (i) with respect to any such merger, no Sales and Servicing Agent Default, Default, event of Default or Purchase Termination Event shall have occurred and be continuing, (ii) the Sales and Servicing Agent is the surviving Person of the merger, and (iii) the total assets of the merged Person shall not represent more than 15% of the total assets of the Sales and Servicing Agent prior to giving effect to such merger.

           6.2.      Indemnification. The Sales and Servicing Agent hereby agrees to indemnify and hold harmless the Purchaser and each of its directors, officers, agents and employees (each of the foregoing, a "Purchaser Indemnified Person"), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (i) any default by the Sales and Servicing Agent in the observance or performance of any of its agreements contained in this Agreement or (ii) the breach by the Sales and Servicing Agent of any representation or warranty made by it herein; provided that the Sales and Servicing Agent shall not so indemnify any Purchaser Indemnified Person for any loss, liability, damage, injury, cost or expense of such Purchaser Indemnified Person to the extent that such liability, cost or expense arises from the gross negligence or willful misconduct of such Purchaser Indemnified Person or any other Purchaser Indemnified Person. The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of this Agreement and the resignation of the Sales and Servicing Agent.

           6.3.      Sales and Servicing Agent Not to Resign. The Sales and Servicing Agent shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Sales and Servicing Agent could take to make the performance of its duties hereunder permissible under applicable law or (b) if the Sales and Servicing Agent is terminated as Sales and Servicing Agent pursuant to Section 7.1. Any such determination permitting the resignation of the Sales and Servicing Agent shall be evidenced as to clause (a)(i) above by an opinion of counsel to such effect delivered to the Collateral Agent. No such resignation shall become effective until a Successor Sales and Servicing Agent shall have assumed the responsibilities and obligations of the Sales and Servicing Agent in accordance with Section 7.2. The Purchaser, the Administrative Agent, the Collateral Agent and each of the Lenders shall be notified of such resignation in writing by the Sales and Servicing Agent.

           6.4.      Access to Certain Documentation and Information Regarding the Receivables. The Sales and Servicing Agent will maintain for the Purchaser at its offices such computer programs, books of account and other records as are reasonably necessary to enable the Purchaser to determine at any time the status of the Transferred Media Assets and all collections and payments in respect thereof.

ARTICLE VII

SALES AND SERVICING AGENT DEFAULTS

           7.1.      Sales and Servicing Agent Defaults.

(a) After the occurrence and during the continuance of a Sales and Servicing Agent Default, the Purchaser may, and at the written direction of the Required Lenders, the Purchaser shall, by notice given in writing to the Sales and Servicing Agent, terminate all (such notice, a "Termination Notice") or, subject to the proviso to this sentence, any part (any notice to cease performance of certain services, a "Services Termination Notice" and the services so terminated, the "Terminated Services") of the rights and obligations of the Sales and Servicing Agent hereunder; provided that the Purchaser and the Required Lender, as applicable, (i) may terminate the rights and obligations of the Sales and Servicing Agent to perform each of Management Services or Sales Agent Services only in whole and (ii) may terminate the rights and obligations of the Sales and Servicing Agent to perform certain services without terminating other services (i.e., the rights and obligations of the Sales and Servicing Agent with respect to the Management Services may be terminated while its rights and obligations with respect to the Sales Agent Services may be retained).

(b) After receipt by the Sales and Servicing Agent of a Termination Notice or Services Termination Notice, and on the date that a Successor Sales and Servicing Agent shall have been appointed by the Purchaser, all authority and power of the Sales and Servicing Agent hereunder to the extent specified in such Termination Notice or Services Termination Notice shall pass to and be vested in such Successor Sales and Servicing Agent (a "Service Transfer"); and, without limitation, the Purchaser is hereby authorized and empowered (upon the failure of the Sales and Servicing Agent to cooperate) to execute and deliver, on behalf of such Sales and Servicing Agent, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of such Sales and Servicing Agent to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Sales and Servicing Agent agrees to cooperate with the Purchaser and such Successor Sales and Servicing Agent in effecting the termination of its responsibilities and rights to conduct the Terminated Services hereunder, including, without limitation and as applicable, the transfer to such Successor Sales and Servicing Agent of all authority of the Sales and Servicing Agent to service the Transferred Media Assets, including, without limitation, all authority over all collections which shall on the date of transfer be held by the Sales and Servicing Agent for deposit, or which have been deposited by the Sales and Servicing Agent in the Obligor Deposit Account, or which shall thereafter be received with respect to the Transferred Media Assets. Upon a Service Transfer, the Sales and Servicing Agent shall promptly (a) assemble all of its documents, instruments and other records (including credit files, licenses, rights, copies of all relevant computer programs and any necessary licenses for the use thereof, related material, computer tapes, disks, cassettes and data) that (i) evidence or will evidence or record Transferred Media Assets sold and assigned to the Purchaser and (ii) are otherwise necessary or desirable to enable a Successor Sales and Servicing Agent to effect its duties hereunder with respect to the Terminated Services, with or without the participation of the Seller or the Sales and Servicing Agent and (b) deliver or license the use of all of the foregoing documents, instruments and other records to such Successor Sales and Servicing Agent at a place designated by such Successor Sales and Servicing Agent. In recognition of the Sales and Servicing Agent’s need to have access to any such documents, instruments and other records which may be transferred to such Successor Sales and Servicing Agent hereunder, whether as a result of its continuing responsibility as a servicer hereunder or of assets which are not sold and assigned to the Purchaser or otherwise, such Successor Sales and Servicing Agent shall provide to the Sales and Servicing Agent reasonable access to such documents, instruments and other records transferred by the Sales and Servicing Agent to it in connection with any activity arising in the ordinary course of the Sales and Servicing Agent’s business; provided that the Sales and Servicing Agent shall not disrupt or otherwise interfere with such Successor Sales and Servicing Agent’s use of and access to such documents, instruments and other records. The Sales and Servicing Agent agrees that a breach of any of the covenants contained in this Section 7.1 will cause irreparable injury to the Purchaser, that the Purchaser has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against the Sales and Servicing Agent, and the Sales and Servicing Agent hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for the defense that no Sales and Servicing Agent Default has occurred. To the extent that compliance with this Section 7.1 shall require the Sales and Servicing Agent to disclose to a Successor Sales and Servicing Agent information of any kind which the Sales and Servicing Agent reasonably deems to be confidential, such Successor Sales and Servicing Agent shall be required to enter into such customary licensing and confidentiality agreements as the Sales and Servicing Agent shall deem necessary to protect its interest. All costs and expenses incurred by the defaulting Sales and Servicing Agent, a Successor Sales and Servicing Agent and the Collateral Agent in connection with any Service Transfer shall be for the account of such defaulting Sales and Servicing Agent.

           7.2.      Appointment of Successor.

(a) On and after (i) the receipt by the Sales and Servicing Agent of a Termination Notice pursuant to Section 7.1, (ii) the date on which the Sales and Servicing Agent notifies the Purchaser, the Administrative Agent, the Collateral Agent and each of the Lenders in writing of its resignation pursuant to Section 6.3 (the "Resignation Notice"), or (iii) the receipt by the Sales and Servicing Agent of a Services Termination Notice, the Sales and Servicing Agent shall continue to perform all servicing functions hereunder until the date on which a Successor Sales and Servicing Agent is appointed. The Purchaser shall, as promptly as reasonably possible after the giving of or receipt of a Termination Notice or Resignation Notice, as the case may be, and with the consent of, or at the direction of, the Required Lenders, appoint a successor sales and servicing agent (a "Successor Sales and Servicing Agent") with respect to the Terminated Services. A Successor Sales and Servicing Agent shall accept its appointment by a written assumption in a form acceptable to the Purchaser.

(b) Upon its appointment, a Successor Sales and Servicing Agent shall be the successor in all respects to the Sales and Servicing Agent to which it is successor with respect to the functions of the Sales and Servicing Agent hereunder relating to the Terminated Services (with such changes as are agreed to between such Successor Sales and Servicing Agent and the Purchaser with the consent of, or at the direction of, the Required Lenders) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Sales and Servicing Agent by the terms and provisions hereof, and all references in any Fundamental Document to the Sales and Servicing Agent shall be deemed to refer to a Successor Sales and Servicing Agent with respect to the Terminated Services. A Successor Sales and Servicing Agent shall perform its duties and obligations hereunder with the same standard of care set forth herein for the performance by the Sales and Serving Agent of its duties and obligations hereunder. A Successor Sales and Servicing Agent shall not be liable for, and the Sales and Servicing Agent shall indemnify such Successor Sales and Servicing Agent against costs incurred by such Successor Sales and Servicing Agent as a result of, any acts or omissions of the Sales and Servicing Agent or any events or occurrences occurring prior to such Successor Sales and Servicing Agent's acceptance of its appointment as Successor Sales and Servicing Agent.

(c) All authority and power granted to a Successor Sales and Servicing Agent hereunder shall automatically cease and terminate on the Collection Date, and shall pass to and be vested in the Purchaser and, without limitation, the Purchaser is hereby authorized and empowered to execute and deliver, on behalf of such Successor Sales and Servicing Agent, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights from and after the Collection Date. A Successor Sales and Servicing Agent agrees to cooperate with the Purchaser in effecting the termination of the responsibilities and rights of such Successor Sales and Servicing Agent. A Successor Sales and Servicing Agent shall transfer all of its records relating to the Transferred Media Assets to the Purchaser in such form as the Purchaser may reasonably request and shall transfer all other records, correspondence and documents to the Purchaser in the manner and at such times as the Purchaser shall reasonably request. To the extent that compliance with this Section 7.2 shall require a Successor Sales and Servicing Agent to disclose to the Purchaser information of any kind which such Successor Sales and Servicing Agent deems to be confidential, the Purchaser shall be required to enter into such customary licensing and confidentiality agreements as such Successor Sales and Servicing Agent shall reasonably deem necessary to protect its interests.

           7.3.      Waiver of Past Defaults. The Purchaser, with the written consent of the Required Lenders, may, and, at the direction of the Required Lenders, will, waive any continuing default by the Sales and Servicing Agent in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

           7.4.      Continuing Right and Obligation. Notwithstanding the foregoing, in the event that First Look Studios is terminated in its capacity as Sales and Servicing Agent, nothing herein shall be construed to terminate the right and obligation of First Look Studios to provide those services and information necessary, or that the Collateral Agent or the Administrative Agent may reasonably request, to comply with the obligations set forth in the last sentence of Section 2.3(a).

ARTICLE VIII

MISCELLANEOUS PROVISIONS

           8.1.      Amendment. No amendment, supplement, waiver or other modification of this Agreement, or any waiver of a Sales and Servicing Agent Default or any other breach hereof, shall be effective unless in writing and executed and delivered by the Sales and Servicing Agent, the Purchaser and the Required Lenders.

           8.2.      Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed to the applicable address as set forth on the signature pages hereto.

           8.3.      Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Sales and Servicing Agent, the Purchaser, the Administrative Agent, the Collateral Agent and each of the Lenders and their respective successors and permitted assigns, and, except as provided in Section 6.2, nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein. The Sales and Servicing Agent understands that the Purchaser will grant a security interest in the Transferred Media Assets (including the right to all revenues and proceeds of the Transferred Media Assets), and its rights under this Agreement, to secure the Obligations of the Purchaser to the Secured Parties.

           8.4.      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           8.5.      Entire Agreement. This Agreement and the other Fundamental Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Fundamental Documents.

           8.6.      Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

           8.7.      Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

           8.8.      Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

           8.9.      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

           8.10.      JURISDICTION; CONSENT TO SERVICE OF PROCESS.

           (a)      EACH OF THE SALES AND SERVICING AGENT AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FUNDAMENTAL DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

           (b)      EACH OF THE SALES AND SERVICING AGENT AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FUNDAMENTAL DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

           (c)      EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

           IN WITNESS WHEREOF, the Purchaser and the Sales and Servicing Agent have caused this Agreement to be duly executed as of the day and year first above written.

FIRST LOOK SPV LLC, as Purchaser

By:
Name:   William Lischak
Title:     CEO

8000 Sunset Blvd.
Suite B310, West Penthouse
Los Angels, CA 90046
Attn: William Lischak
Tel: (323) 337-1024
Fax: (323) 337-1061

FIRST LOOK STUDIOS, INC., as Sales
and Servicing Agent

By:
Name:    Henry Winterstern
Title:      CEO

8000 Sunset Blvd.
Suite B310, West Penthouse
Los Angels, CA 90046
Attn: William Lischak
Tel: (323) 337-1024
Fax: (323) 337-1061